UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 14, 2003

QUINCY RESOURCES INC.
(Exact name of registrant as specified in charter)

Nevada (State of other jurisdiction of incorporation)	0 26709 (Commission File Number)	98 0218264 (IRS Employer Identification No

309 Center Street, Hancock, MI (Address of principal executive offices)	49930 (Zip Code)

(906) 370 4695
Registrants telephone number, including area code

ITEM 5.     OTHER EVENTS

Private Placement

The Company has undertaken a private placement pursuant to which it is offering for sale up to 2,000,000 shares of its common stock at a price of US$0.25 per share for gross proceeds of US$500,000. The proceeds of the private placement are to be used to fund the exploration costs in respect of the Company’s mineral properties and for general working capital purposes.

The private placement is being undertaken pursuant to the exemption from registration provided by Regulation S and accordingly is not being offered to US Persons as that term is defined in Regulation S. The securities are being offered to persons in Ontario, Alberta and British Columbia, Canada as well as and other offshore jurisdictions as determined by the Company. Pursuant to the terms of the private placement, the Company has granted to the purchasers demand registration rights commencing 120 days after the closing of the private placement.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   No financial statements are required to be filed by this item.

(b)   Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINCY RESOURCES INC.

Date: October 14, 2003

/s/ Daniel T. Farrell
Daniel T. Farrell, President